SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): September 30, 1996



                         UNITED STATES EXPLORATION, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Colorado                        0-18981                   84-1120323
----------------------              ----------              ------------------
(State of other juris-             (Commission              (I.R.S. Employer
 diction of incorpora-             File Number)             Identification No.)
 tion)



            1901 New Street
         Independence, Kansas                                    67301
---------------------------------------                        ---------
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number including area code: (316) 331-8102
                                                    -------------

Former name or former address if changed since last report:

         N/A





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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         No report required.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  Effective September 30, 1996, United States Exploration, Inc. ("Company") completed the minimum portion of a private placement which resulted in gross proceeds to the Company of $6,000,000. The offering was completed by the Company through its officers and directors. The Company sold 1,000,000 shares of a new series of Preferred Stock to a single purchaser under exemptions from the registration requirements of Federal and state securities laws. Proceeds from the offering will be utilized by the Company to reduce outstanding debt and provide working capital.

                  A new series of Preferred Stock was created for this offering. The Company authorized a maximum of 4,000,000 shares of Series C Convertible Preferred Stock, of which 1,000,000 shares were sold in this transaction. The Series C Preferred Stock pays dividends at the rate of eight percent (8%) per annum and may be redeemed at the Company's option beginning March 17, 1997. The Preferred Stock is convertible into Common Stock of the Company at the option of the holder at a conversion rate of two shares of Common Stock for each share of Preferred Stock, unless the conversion rate is subsequently adjusted in accordance with the designation of the Preferred Stock. The conversion price of the Preferred Stock was determined with reference to the trading price of the Company's Common Stock immediately preceding commencement of the offering, discounted to account for the restricted nature of the securities under Federal and state securities laws.

                  The Preferred Stock was sold to Mr. Dale Jensen, a current shareholder of the Company. Prior to the acquisition, Mr. Jensen owned an aggregate of approximately twelve percent (12%) of the Company's Common Stock. Following acquisition of the Preferred Stock and an additional private transaction, Mr. Jensen either owns, or has the right to acquire, up to approximately thirty nine percent (39%) of the Company's issued and outstanding Common Stock.

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP.

                  No report required.

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                  No report required.

ITEM 5.           OTHER EVENTS.

                    Also effective September 30, 1996, the Company consummated a transaction with Tipperary Corporation pursuant to which previously outstanding Series A and Series B Preferred Stock was converted into Common Stock and the parties agreed to the issuance of dividends on the previously outstanding Preferred Stock. Contemporaneously, Common


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



         Stock issued by the Company upon conversion of the Preferred Stock was purchased by two current shareholders of the Company.

                  The Series A and Series B Preferred  Stock was converted  into restricted Common Stock of the Company based upon a predetermined conversion price established in 1994 upon issuance of the Preferred Stock. An aggregate of 250,000 shares of Series A and 104,000 shares of Series B Preferred Stock were converted into 786,667 shares of Common Stock, a majority of which was acquired by current Company shareholders. The balance of 150,000 shares was retained by Tipperary Corporation. The Company also agreed to issue Common Stock in satisfaction of dividends on previously outstanding Preferred Stock, based upon the average of the closing bid and asked prices for the Company's Common Stock during the first five trading days in November, 1996. Tipperary Corporation was granted registration rights with regard to the Common Stock retained and to be obtained upon issuance of the dividend stock.

                  Mr. Dale Jensen, purchaser of the Series C Preferred Stock, also purchased a majority of the Common Stock issued upon conversion of the Series A and Series B Preferred Stock. It is not anticipated that any further shares of the Series A or Series B Preferred Stock will be issued by the Company.

ITEM 6.           RESIGNATION OF REGISTRANT'S DIRECTORS.

         No report required.

ITEM 7.           FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
                  AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.
                  --------------------------------------------

                  No report required.

         (b)      Proforma Financial Information.
                  ------------------------------

                  No report required.

         (c)      Exhibits.
                  ---------

                    Articles of Amendment to the Articles of Incorporation of the Company as filed with the Colorado Secretary of State, dated September 24, 1996.

ITEM 8.           CHANGE IN FISCAL YEAR.

                  No report required.





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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                            UNITED STATES EXPLORATION, INC.


Date:  October 15, 1996                     By:  /S/  DEMETRIE D. CARONE
                                                -------------------------------
                                            Demetrie D. Carone, President and
                                            Chief Executive Officer


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